Exhibit 99.1

micromobility.com Inc. Slashes Debt by $9.25 Million in Strategic Financial Triumph

NEW YORK – December 11, 2023 – micromobility.com Inc. (NASDAQ: MCOM) announces a landmark achievement in its financial strategy, significantly reducing its debt and setting a course for profitability. The Company has successfully implemented a Settlement and Release Agreement, leading to a major reduction in its debt burden.

On November 27, 2023, micromobility.com Inc. entered into a Settlement and Release Agreement with Securis Investment Partners LLP, acting as an administrative agent for the lenders. This agreement facilitated the settlement of all outstanding obligations under a previous Loan and Security Agreement for a total of $3,595,000 (the “Settlement Amount”).

In order to fund that Settlement, on December 8, 2023, an Assignment and Release Agreement was executed with YA II PN Ltd., resulting in the forgiveness of $9,250,000 of the aggregate principal amount outstanding, along with all accrued and unpaid interest. The result of these transactions effectively reduces the company’s outstanding loan principal from $15,000,000 to $5,750,000.

Salvatore Palella, CEO of micromobility.com Inc., enthusiastically remarked, “This reduction in debt by $9.25 million is not just a financial win; it’s a strategic move propelling us towards our goal of profitability. We have lightened our financial load significantly, which is crucial for our journey to becoming a sustainable and profitable entity in the urban mobility sector.”

Gian Luca Spriano, Interim CFO, added, "This restructuring is a testament to our strategic financial planning and execution. The reduction in debt enhances our balance sheet and positions us for accelerated growth. We're now better equipped to focus on our core business objectives and drive towards long-term profitability."

About micromobility.com Inc.

micromobility.com Inc., a disruptive leader in the micromobility sector, founded by Salvatore Palella in 2015, combines expertise in retail, shared services, and vehicle rentals to revolutionize urban transportation. With operations spanning across the US and Europe, the holding group encompasses shared micromobility solutions through micromobility.com Inc., vehicle rentals via Wheels Labs Inc. and e-commerce and planned brick-and-mortar stores via the micromobility.com brand. Committed to providing eco-friendly, affordable solutions and enhancing global accessibility, micromobility.com Inc. sets the standard for professional excellence in the micromobility landscape. For more information visit www.micromobility.com.

Forward-Looking Statements

Certain statements made in this press release are "forward-looking statements'' within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "expect," "estimate," "plan," "outlook," and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward looking statements. Due to known and unknown risks, actual results may differ materially from the Company’s expectations or projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) the failure to meet projected development and production targets; (ii) changes in applicable laws or regulations; and (iii) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission (the "SEC") by the Company including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Contacts

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press@micromobility.com